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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated July 16, 1997 (except with respect to Note 18, for which the date is August 20, 1997) included in National Data Corporation's Annual Report on Form 10-K for the year ending May 31, 1997 and to all references to our firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
-----------------------
    Arthur Andersen LLP


Atlanta, Georgia
December 11, 1997